Rule 424(b)(3)
Registration Statement No. 333-120649
Pricing Supplement No. 1c
Dated May 16, 2005
(To Prospectus dated December 28, 2004 and
 Prospectus Supplement dated December 28, 2004)
INTERNATIONAL LEASE FINANCE CORPORATION
$2,000,000,000
Medium-Term Notes, Series Q
Principal Amount:						$133,320,000.00
Issue Price:							$133,234,675.20
Net Proceeds to the Company:					$132,968,035.20
Agent's Discount or Commission:					0.200%
Agent:								UBS SECURITIES LLC
CUSIP:								45974VZW1
Settlement Date:						05/19/05
Stated Maturity (date):						06/02/08
Interest Rate:							4.625%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:				N/A
Repayable at the option of the holder on:			N/A
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: